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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information in the Post-Effective Amendment No. 24 to the Registration Statement of Flag Investors International Fund, Inc. on Form N-1A.



PricewaterhouseCoopers LLP
Baltimore, Maryland
February 24, 2000